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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[ ]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[X]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12


                                    ICO, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           TRAVIS STREET PARTNERS, LLC
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

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      (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:  NOT
            APPLICABLE.

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      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): NOT APPLICABLE.

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      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

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[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

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      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)       FILING PARTY:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (4)       DATE FILED:  NOT APPLICABLE.

      --------------------------------------------------------------------------

TRAVIS STREET PARTNERS, LLC                                    910 Travis Street
                                                                      Suite 2150
                                                           Houston,  Texas 77002
                                                                fax 713 759 2040
                                                                TEL 713 759 2030
                                                    www.travisstreetpartners.com


FOR IMMEDIATE RELEASE

HUGE PAY INCREASES FOR PACHOLDER FAMILY HIGHLIGHT MEAGER ICO PROFITS

HOUSTON, JANUARY 11, 2001 - TRAVIS STREET PARTNERS, LLC ("TSP"), FORMED BY A GROUP OF PRIVATE HOUSTON INVESTORS TO ACQUIRE ICO INC. (NASDAQ: ICOC), DISCLOSED TODAY THAT ITS INITIAL REVIEW OF ICO'S PRELIMINARY PROXY MATERIALS, FILED WITH THE SEC ON JANUARY 9, 2001, REVEALED MAMMOTH PAY INCREASES FOR MEMBERS OF THE PACHOLDER FAMILY. ICO IS A $325 MILLION (REVENUES) PLASTIC RESIN PROCESSOR AND OILFIELD SERVICES COMPANY BASED IN HOUSTON.

WHILE ICO EARNED ONLY $325,000 FOR COMMON SHAREHOLDERS, THE PACHOLDER FAMILY, WHICH CONTROLS THE ICO BOARD, AWARDED ITSELF RAISES, BONUSES AND OTHER COMPENSATION AMOUNTING TO MORE THAN $600,000. TOTAL COMPENSATION TO THE FIVE MEMBERS OF THE PACHOLDER FAMILY EXCEEDED $1.6 MILLION, FIVE TIMES THE COMPANY'S EARNINGS, A NEW ICO RECORD.

"AT ICO, IT'S CLEAR THAT YOU'RE BETTER OFF AS A PACHOLDER THAN AS A SHAREHOLDER, " SAID TIM GOLLIN, A TSP MANAGER. "THE PACHOLDERS ARE AWARDING THEMSELVES VOTING RIGHTS, TAKING GIGANTIC SALARIES, PAYING THEMSELVES HUGE BONUSES AND GETTING CHEAP OPTIONS, ALL AT SHAREHOLDER EXPENSE." MOREOVER, THE RAISES TO THE PACHOLDERS SUBSTANTIALLY INCREASE THEIR GOLDEN PARACHUTE BENEFITS IF THEY LOSE THEIR JOBS.

UNDER THE MANAGEMENT OF ASHER O. PACHOLDER, HIS WIFE SYLVIA A. PACHOLDER, HIS DAUGHTER ROBIN E. PACHOLDER, HIS SON-IN-LAW DAVID C. GERST, AND HIS SON TOM D. PACHOLDER, ICO COMMON SHARES HAVE DECLINED IN VALUE BY MORE THAN 80% IN THE LAST THREE YEARS, WHILE ICO'S TANGIBLE NET WORTH HAS DECLINED OVER 79% IN THE LAST 5 YEARS. COLLECTIVELY, THE PACHOLDER FAMILY OWNS LESS THAN 3% OF ICO.

TSP HAS OFFERED $2.85 PER SHARE TO ACQUIRE ICO, AN 82% PREMIUM TO ICO'S SHARE PRICE PRIOR TO THE TSP OFFER AND A 185% PREMIUM TO ICO'S DECEMBER LOW. ADDITIONALLY, TSP HAS INITIATED A PROXY FIGHT TO ELECT THREE DIRECTORS TO ICO'S BOARD. THEIR PRIMARY AGENDA, IF ELECTED, WILL BE TO PRESS FOR A SALE OF ICO TO THE HIGHEST BIDDER. ADDITIONALLY, TSP HAS PLEDGED THAT ITS DIRECTORS WILL SEEK TO APPOINT A SPECIAL AUDIT COMMITTEE TO INVESTIGATE THE PROPRIETY OF TOTAL COMPENSATION TO THE PACHOLDER FAMILY.

INFORMATION ABOUT THE TSP OFFER AND PROXY CONTEST IS AVAILABLE AT
WWW.TRAVISSTREETPARTNERS.COM. SHAREHOLDERS WISHING TO PROVIDE INFORMATION ABOUT THEIR SHAREHOLDINGS SHOULD CONTACT TSP BY EMAIL AT
INFO@TRAVISSTREETPARTNERS.COM, PROVIDING THEIR NAME, NUMBER OF SHARES HELD, AND CONTACT INFORMATION.


                                    * * * * *

                         CERTAIN ADDITIONAL INFORMATION

The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of

ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

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